UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 28, 2020

ANDINA ACQUISITION CORP. III

(Exact name of registrant as specified in its charter)

Cayman Islands	001-38785	N/A
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Calle 113 # 7-45 Torre B, Oficina 1012

Bogotá, Colombia

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (212) 235-0430

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation to the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Units, each consisting of one ordinary share, one right and one redeemable warrant	ANDAU	The NASDAQ Stock Market LLC
Ordinary Shares, par value $0.0001 per share	ANDA	The NASDAQ Stock Market LLC
Rights, each to receive one-tenth (1/10) of one ordinary share	ANDAR	The NASDAQ Stock Market LLC
Redeemable warrants, exercisable for ordinary shares at a price of $11.50 per share	ANDAW	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07 Submission of Matters to a Vote of Security Holders.

Special Meeting Held on October 28, 2020

On October 28, 2020, Andina Acquisition Corp. III (the “Company”) opened its special meeting (the “October 28th Special Meeting”) of shareholders, which was called for the purpose of considering, among other things, a proposal to extend the date by which the Company must consummate a business combination from October 31, 2020 to January 31, 2021 (or April 30, 2021 if the Company has executed a definitive agreement for a business combination by January 31, 2021) (the “Proposed Extension”). The board of directors determined additional time was needed to permit further solicitation of votes to approve the Proposed Extension (the “Adjournment Proposal”). Therefore, a proposal to adjourn the October 28th Special Meeting to a later date or dates to permit further solicitation and vote of proxies was presented to shareholders. The affirmative vote of the holders of at least a majority of the Company’s ordinary shares (the “Ordinary Shares”) entitled to vote which were present (in person online or by proxy) at the October 28th Special Meeting and which voted on the Adjournment Proposal was required to approve the Adjournment Proposal.

Set forth below are the final voting results for the Adjournment Proposal, which was approved by shareholders.

For	Against	Abstentions	Broker Non-Votes
6,404,975	26,889	49,197	N/A

Upon shareholders’ approval of the adjournment, the Company’s board of directors determined to adjourn the special meeting of shareholders to vote on the Proposed Extension to 4:00 p.m. Eastern Time on Friday, October 30, 2020. The Company also extended the deadline for holders of the Ordinary Shares to submit their shares for redemption in connection with the vote on the Proposed Extension to 5:00 p.m. Eastern Time on Wednesday, October 28, 2020.

Special Meeting Held on October 30, 2020

On October 30, 2020, the Company opened its special meeting of shareholders (the “October 30th Special Meeting”). At the October 30th Special Meeting, the Company’s shareholders were presented the proposal to approve the Proposed Extension (the “Extension Amendment Proposal”). The affirmative vote of the holders of at least two-thirds of the Ordinary Shares entitled to vote which were present (in person online or by proxy) at the October 30th Special Meeting and which voted on the Extension Amendment Proposal were required to approve such proposal.

Set forth below are the final voting results for the Extension Amendment Proposal, which was approved by shareholders.

For	Against	Abstentions	Broker Non-Votes
6,947,732	794	100	N/A

Following redemptions of 5,174,508 Ordinary Shares in connection with the Proposed Extension, a total of approximately $13.5 million will remain in the Company’s trust account.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: October 30, 2020	ANDINA ACQUISITION CORP. III

	By:	/s/ Julio Torres
	Name:	Julio Torres
	Title:	Chief Executive Officer